Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Page

Eagle Ford Hunter, Inc. Acquisition Financials:

Report of Independent Registered Public Accounting Firm	F-2

Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties for the Year Ended December 31, 2012	F-3

Notes to Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties	F-4

Supplementary Oil and Gas Disclosures	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Magnum Hunter Resources Corporation:

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of Magnum Hunter Resources Corporation’s Eagle Ford Properties (“the Properties”) for the year ended December 31, 2012. The Statement of Revenues and Direct Operating Expenses is the responsibility of Magnum Hunter Resources Corporation’s management. Our responsibility is to express an opinion on the Statement of Revenues and Direct Operating Expenses based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Direct Operating Expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Direct Operating Expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement of Revenues and Direct Operating Expenses presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and direct operating expense of Magnum Hunter Resources Corporation’s Certain Eagle Ford Properties for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying Statement of Revenues and Direct Operating Expenses referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Statement of Revenues and Direct Operating Expenses is not intended to be a complete presentation of the Properties.

/s/ Hein & Associates LLP

Dallas, Texas

March 25, 2013

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE EAGLE FORD PROPERTIES

(AS DESCRIBED IN NOTE 1)

Year Ended December 31,
2012
(in thousands)
Revenues	$72,111
Direct operating expenses	10,282

Revenues in excess of direct operating expenses	$61,829

See accompanying notes to the Statement of Revenues and Direct Operating Expenses.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE EAGLE FORD PROPERTIES (AS DESCRIBED IN NOTE 1)

(1) — Basis of Presentation

Penn Virginia Oil and Gas Corporation (“PVA”) and Magnum Hunter Resources Corporation (“MHR” or “the Company”) intend to enter into a stock purchase agreement (the “SPA”), in which PVA will acquire the issued and outstanding shares of Eagle Ford Hunter, Inc. (“EFH”) from MHR. Among the assets intended to be included in EFH at the time of the closing of the SPA are its working interest in 67 wells in the Eagle Ford Area of Texas referred to herein as “the Eagle Ford Properties” or “the Properties.” The SPA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing.

The accompanying audited financial statement includes revenues from oil (including condensate and gas liquids) and gas production and direct operating expenses associated with the Properties. The accompanying statement varies from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that it does not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses, interest expense and federal and state income tax expenses. These costs were not separately allocated to the Properties in the accounting records of MHR. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been part of PVA due to differing size, structure, operations and accounting policies. The accompanying statement also does not include provisions for depreciation, depletion, amortization and accretion; as such amounts would not be indicative of the costs that will be incurred upon the allocation of the purchase price paid. Furthermore, no balance sheet has been presented because the acquired properties were not accounted for as a separate subsidiary or division of MHR and complete financial statements are not available, nor has information about the Properties operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statement of Revenues and Direct Operating Expenses of the Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

This Statement of Revenues and Direct Operating Expenses is not indicative of the results of operations for the Properties on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The Statement of Revenues and Direct Operating Expenses was derived from the historical operating statements of MHR. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statement of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Oil and natural gas revenues reflect the sales method of accounting. Under the sales method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. There were no significant imbalances with other revenue interest owners attributable to MHR during any of the periods presented in these statements.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE EAGLE FORD PROPERTIES (AS DESCRIBED IN NOTE 1) — (CONTINUED)

(2) — Summary of Significant Accounting Policies (Continued)

Direct Operating Expenses — Direct operating expenses are recognized on an accrual basis and consist of direct expenses of operating the Properties. The direct operating expenses include lease operating expenses and severance and ad valorem taxes.

•

Lease operating expenses include gathering, processing, transportation, lifting costs, well repair expenses, surface repair expenses, well workover costs, and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and natural gas production activities.

(3) — Purchasers Representing Greater than 10% of the Total

Five purchasers accounted for a total of 98% of the oil and gas sales. No other purchasers represented over 10% of the sales.

(4) — Contingencies

The activities of the MHR working interests and EFH may be subject to potential claims and litigation in the normal course of operations. MHR does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties.

(5) — Subsequent Events

MHR has evaluated subsequent events through March 25, 2013, and has concluded no additional events need to be reported during this period.

Supplementary Oil and Gas Disclosures (Unaudited)

Supplemental Reserve Information

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and gas and the standardized measure thereof for the year ended December 31, 2012 attributable to the Properties. All of the reserves are located in the United States. The reserve disclosures are based on reserve studies prepared in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Properties and any adjustments in the projected economic life of such property resulting from changes in product prices.

Estimated Quantities of Oil, NGL and Gas Reserves

The following table sets forth certain data pertaining to the Properties’ proved reserves for the year December 31, 2012.

	Oil (MBbl)	NGL (MBbl)	Gas (MMCF)
Proved-Developed and Undeveloped Reserves
December 31, 2011 Beginning balance	4,566	446	1,838

Revisions of previous estimates	5,541	242	910
Extensions, discoveries and other additions	1,392	88	352
Production	(686)	(44)	(167)

December 31, 2012 Ending balance	10,813	732	2,933

December 31, 2012 Proved-developed	3,928	283	1,133

Standardized Measure of Discounted Future Net Cash Flows

Summarized below is the Standardized Measure related to the Properties’ proved oil, natural gas and NGL reserves. The following summary is based on a valuation of proved reserves using discounted cash flows based on prices as prescribed by the SEC, current costs and economic conditions and a 10% discount rate. The additions to proved reserves from the purchase of reserves in place, and new discoveries and extensions could vary significantly from year to year; additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant. Accordingly, the present value of future net cash flows does not purport to be an estimate of the fair market value of the Properties’ proved reserves, nor should it be indicative of any trends. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money, and the risks inherent in producing oil and natural gas.

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil, NGLs and natural gas for the year ended December 31, 2012.

(amounts in thousands)
Estimated future cash inflows	$1,108,293
Future development costs	(237,252)
Future production costs	(282,400)

Future net cash flows	588,641
Discount of future net cash flows at 10%	(347,904)

Standardized measure of discounted future net cash flows	$240,737

The following table sets forth a summary of the changes in the standardized measure of discounted future net cash flows from proved reserves of oil, NGLs and natural gas for the year ended December 31, 2012.

(amounts in thousands)
Balance, beginning of period	$95,856
Net change in prices and production costs	10,054
Net change in future development costs	(60,252)
Sales of oil and gas, net	(61,787)
Extensions and discoveries	43,187
Revisions of previous quantity estimates	166,576
Previously estimated development costs incurred	20,944
Accretion of discount	9,586
Other	16,573

Balance, end of period	$240,737